Exhibit 99.1

VOLCANO REPORTS FOURTH QUARTER REVENUES INCREASE SIX PERCENT ON A CONSTANT CURRENCY BASIS
(SAN DIEGO, CA), February 24, 2014 - Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the fourth quarter and all of 2013.
For the quarter ended December 31, 2013, Volcano reported revenues of $103.3 million versus revenues of $102.5 million in the same period a year ago. On a constant currency basis, revenues increased six percent year-over-year after adjusting for a negative impact of approximately $5.5 million from foreign currency. Medical segment revenues increased approximately one percent and six percent on a reported and constant currency basis, respectively.
The company reported a net loss on a GAAP basis of $20.5 million, or $0.38 per share, in the fourth quarter of 2013, versus net income of $2.5 million, or $0.04 per diluted share, in the same period a year ago. The results for the fourth quarter of 2013 include restructuring charges of $14.5 million related to a strategic reprioritization initiative that began in the third quarter of 2013. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported a non-GAAP loss of $0.29 per share.
For all of 2013, Volcano reported revenues of $393.7 million versus $381.9 million a year ago. This represents an increase of three percent on a reported basis and eight percent on a constant currency basis after adjusting for a $20.6 million negative effect from foreign currency. Medical segment revenues increased four and nine percent on a reported and constant currency basis, respectively.
The company reported a net loss on a GAAP basis of $34.5 million, or $0.63 per share, in 2013 versus net income on a GAAP basis of $8.0 million, or $0.15 per diluted share, in 2012. The results for 2013 include restructuring charges of $19.4 million, a year-over-year increase of approximately $3.0 million in acquisition-related charges and a year-over-year increase in net interest expense of $18.5 million reflecting the company’s convertible debt offering in the fourth quarter of 2012. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported a non-GAAP net loss of $0.31 per share.
“Volcano had a very solid quarter throughout all of its businesses and across all of our key geographies, with particular strength in our U.S. IVUS (Intravascular Ultrasound) disposable revenues as we increased our penetration of the peripheral market and recorded contributions from the Pioneer Plus Re-Entry Catheter that we acquired in the third quarter of 2013,” said Scott Huennekens, president and chief executive officer.
“We continued to experience share gains in Europe, where we realized a greater than 20 percent increase in our combined IVUS and FFR (Functional Flow Reserve) disposable revenues year-over-year. Also during the quarter, we initiated the roll-out of several new products, including the Pioneer Plus, our new Verrata FFR wire and the Crux IVC (inferior vena cava) filter, and continued our limited market release of our iFR (Instant Wave-Free Ratio) FFR technology in Europe and Japan. We believe these products will provide even more significant revenue contributions during 2014,” he added.
Guidance
The company provided guidance for 2014. Based on current foreign currency exchange rates, it expects revenues on a reported basis will be $413.0-$421.0 million, with revenues on a constant currency basis in the range of $417.0-$425.0 million.
The company said it expects gross margins on a reported basis will be in the range of 64.0-64.5 percent and that operating expenses, including restructuring charges, will be 68.0-69.0 percent of revenues. On a reported basis, the company expects a GAAP net loss of $0.57-$0.60 per share. On a non-GAAP basis, the company expects a net loss per share of $0.16-$0.19. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 35.0 percent for the GAAP to non-GAAP adjustments. The company expects weighted average basic shares in 2014 will be approximately 51.2 million shares.
For the first quarter of 2014, Volcano expects revenues in the range of $94.0-$95.0 million on a reported basis, and $98.0-$99.0 million on a constant currency basis. The company expects a loss per share of $0.20-$0.21 on a GAAP basis and $0.11-$0.12 on a non-GAAP basis.

Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Standard Time, (5 p.m., Eastern Standard Time), today. The teleconference can be accessed by calling (631) 291-4555, passcode 36718821, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through March 3, at (404) 537-3406, passcode 36718821, and via the company’s website at http://www.volcanocorp.com.
About Volcano
Volcano Corporation (Nasdaq: VOLC) is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website www.volcanocorp.com.
Note Regarding the Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making as a means to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes in revenues on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors’ understanding of the company’s short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano’s management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details, please see the “Reconciliation of GAAP to non-GAAP EPS Guidance” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-Related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the continuing organic operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, which consist of technology and supplier agreements, are valued and amortized over their estimated lives. Volcano believes that since intangible assets represent efforts of the acquired company to build value prior to acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-Cash Interest Expenses: In addition to disclosing the financial statement impact of the authoritative guidance for convertible debt accounting, Volcano management believes that excluding the impact of this authoritative guidance because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company’s borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors’ results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano’s expected revenues, revenue growth, margins, financial results and foreign currency exchange rates for the first quarter and calendar year 2014, its growth and other strategies and ability to execute on these strategies, competitive position, target markets, development of its base business and pipeline, benefits from recent acquisitions and benefits from its products and technologies, including new products. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano’s revenues or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieve these projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; currency exchange rate fluctuations; the effect of competitive factors and the company’s reactions to those factors; purchasing decisions with respect to the company’s products; the pace and extent of market adoption of the company’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearances for Volcano’s products or devices; the success of Volcano’s growth and other strategies, including the integration of recently-acquired businesses and our ability to integrate businesses from potential future acquisitions; risks associated with Volcano’s international operations; timing and achievement of product development milestones; outcome of ongoing and future litigation, investigations or claims; the impact and benefits of market development and the related size of Volcano’s addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including our 10-Q for the quarter ended September 30, 2013, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended December 31,		Percentage Change	Currency Impact		Constant Currency
	2013	2012	2012 to 2013	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$6.3	$7.1	(12)%	$—	—%	(12)%
Japan	0.8	1.1	(31)	(0.2)	(17)	(14)
Europe	3.2	2.1	53	0.1	7	46
Rest of world	1.9	1.9	2	—	—	2
Total Consoles	$12.2	$12.2	—	$(0.1)	—	—

IVUS single-procedure disposables:
United States	$23.0	$20.2	15%	$—	—%	15%
Japan	18.9	25.4	(26)	(4.6)	(19)	(7)
Europe	6.3	5.0	24	0.3	5	19
Rest of world	2.1	1.6	28	—	—	28
Total IVUS single-procedure disposables	$50.3	$52.2	(3)	$(4.3)	(8)	5

FFR single-procedure disposables:
United States	$15.0	$14.4	4%	$—	—%	4%
Japan	4.5	5.0	(9)	(1.1)	(22)	13
Europe	8.7	7.1	22	0.4	6	16
Rest of world	1.1	0.7	47	—	—	47
Total FFR single-procedure disposables	$29.3	$27.2	8	$(0.7)	(2)	10

Other	$9.0	$8.4	7%	$(0.4)	(5)%	12%
Sub-total medical segment	$100.8	$100.0	1	$(5.5)	(5)	6

Industrial segment	$2.5	$2.5	(2)%	$—	—%	(2)%
Total	$103.3	$102.5	1	$(5.5)	(5)	6

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Year Ended December 31,		Percentage Change	Currency Impact		Constant Currency
	2013	2012	2012 to 2013	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$24.3	$24.9	(2)%	$—	—%	(2)%
Japan	2.5	3.2	(23)	(0.5)	(16)	(7)
Europe	9.9	6.3	57	0.3	5	52
Rest of world	7.0	6.3	11	—	—	11
Total Consoles	$43.7	$40.7	7	$(0.2)	(1)	8

IVUS single-procedure disposables:
United States	$83.6	$79.4	5%	$—	—%	5%
Japan	78.8	99.1	(20)	(16.8)	(17)	(3)
Europe	23.7	20.7	15	0.7	3	12
Rest of world	8.1	6.7	21	—	—	21
Total IVUS single-procedure disposables	$194.2	$205.9	(6)	$(16.1)	(8)	2

FFR single-procedure disposables:
United States	$58.0	$51.7	12%	$—	—%	12%
Japan	17.7	13.9	27	(3.8)	(28)	55
Europe	32.8	26.2	25	0.9	3	22
Rest of world	4.1	3.1	35	—	—	35
Total FFR single-procedure disposables	$112.6	$94.9	19	$(2.9)	(3)	22

Other	$34.8	$29.7	17%	$(1.4)	(5)%	22%
Sub-total medical segment	$385.3	$371.2	4	$(20.6)	(5)	9

Industrial segment	$8.4	$10.7	(21)%	$—	—%	(21)%
Total	$393.7	$381.9	3	$(20.6)	(5)	8

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues	$103,290	$102,477	$393,678	$381,866
Cost of revenues, excluding amortization of intangibles	40,679	34,118	143,302	128,915
Gross profit	62,611	68,359	250,376	252,951
Operating expenses:
Selling, general and administrative	48,165	45,759	182,950	172,794
Research and development	18,944	14,909	69,159	55,469
Amortization of intangibles	1,344	770	3,832	3,240
Acquisition-related items	1,222	1,858	4,964	1,858
Restructuring charges	14,500	—	19,374	—
Total operating expenses	84,175	63,296	280,279	233,361
Operating (loss) income	(21,564)	5,063	(29,903)	19,590
Interest income	317	246	1,287	902
Interest expense	(6,998)	(2,982)	(26,908)	(7,975)
Exchange rate loss	(131)	(257)	(1,156)	(576)
Loss from debt extinguishment	—	(4,969)	—	(4,969)
Other, net	1,712	2,749	5,856	2,717
(Loss) income before income tax	(26,664)	(151)	(50,824)	9,689
Income tax (benefit) expense	(6,175)	(2,628)	(16,330)	1,667
Net (loss) income	$(20,489)	$2,477	$(34,494)	$8,022
Net (loss) income per share:
Basic	$(0.38)	$0.05	$(0.63)	$0.15
Diluted	$(0.38)	$0.04	$(0.63)	$0.15
Shares used in calculating net (loss) income per share:
Basic	53,901	53,924	54,341	53,475
Diluted	53,901	55,371	54,341	55,195

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)
	Year Ended December 31,
	2013	2012
Operating activities
Net (loss) income	$(34,494)	$8,022
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	26,363	23,503
Amortization (accretion) of investment premium (discount), net	3,294	3,256
Accretion of debt discount on convertible senior notes and other long-term debt	19,026	5,743
Loss on debt extinguishment	—	4,969
Accretion of contingent consideration	3,607	231
Non-cash stock-based compensation expense	16,084	15,079
Asset impairment related to restructuring	11,402	—
Gain on sale of other long-term investment	(5,832)	—
Effect of exchange rate changes and others	13,360	(593)
Deferred income taxes	(18,558)	(1,009)
Changes in operating assets and liabilities	(20,738)	(9,383)
Net cash provided by operating activities	13,514	49,818
Investing activities
Purchase of short-term and long-term available-for-sale securities	(374,954)	(298,260)
Sale or maturity of short-term and long-term available-for-sale securities	290,304	252,937
Capital expenditures	(31,926)	(43,842)
Cash paid for acquisitions, net of cash acquired	(14,975)	(54,462)
Cash paid for intangible assets	(3,537)	(4,823)
Cash paid for other long-term investments	(17,936)	(1,001)
Proceeds from sale of other long-term investments	7,333	1,500
Proceeds from foreign currency exchange contracts	—	1,260
Payment for foreign currency exchange contracts	—	(525)
Net cash used in investing activities	(145,691)	(147,216)
Financing activities
Common stock repurchase	(100,048)	—
Proceeds from issuance of convertible senior notes	—	460,000
Payment of debt issuance costs in connection with the convertible senior notes	—	(14,611)
Purchase of call options in connection with the convertible senior notes	—	(89,798)
Proceeds from warrants issuance in connection with the convertible senior notes	—	53,686
Repurchase of a portion of 2.875% convertible senior notes due 2015	—	(104,832)
Retirement of call options in connection with the retirement of a portion of 2.875% convertible senior notes	—	15,156
Retirement of warrants in connection with the retirement of a portion of 2.875% convertible senior notes	—	(11,603)
Proceeds from sale of common stock under employee stock purchase plan	3,576	3,880
Proceeds from exercise of common stock options	6,383	9,933
Other financing	(37)	(55)
Net cash (used in) provided by financing activities	(90,126)	321,756
Effect of exchange rate changes on cash and cash equivalents	(1,173)	(739)
Net (decrease) increase in cash and cash equivalents	(223,476)	223,619
Cash and cash equivalents, beginning of year	330,635	107,016
Cash and cash equivalents, end of year	$107,159	$330,635

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$107,159	$330,635
Short-term available-for-sale investments	231,864	140,960
Accounts receivable, net	81,962	76,348
Inventories	60,970	52,811
Prepaid expenses and other current assets	28,079	21,773
Total current assets	510,034	622,527
Long-term available-for-sale investments	34,887	44,385
Property and equipment, net	118,094	104,385
Intangible assets, net	58,108	50,657
Goodwill	55,087	51,577
Other non-current assets	74,299	28,813
Total Assets	$850,509	$902,344

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,137	$16,284
Accrued compensation	26,918	23,227
Accrued expenses and other current liabilities	29,233	23,529
Deferred revenues	10,652	9,789
Contingent consideration	3,750	2,908
Total current liabilities	89,690	75,737
Convertible senior notes	401,012	382,300
Other long-term debt	1,268	1,119
Deferred revenues	5,079	4,661
Contingent consideration, non-current portion	29,888	27,323
Other non-current liabilities	23,770	2,859
Total liabilities	550,707	493,999
Stockholders' equity	299,802	408,345
Total Liabilities and Stockholders' Equity	$850,509	$902,344

VOLCANO CORPORATION
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

Three Months Ended December 31, 2013	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(20,489)	$(0.38)
Acquisition related items	1,222	758	0.01
Amortization of intangibles	1,344	833	0.02
Non-cash interest expense on convertible notes	4,839	3,000	0.06
Non-GAAP net loss	$7,405	$(15,898)	$(0.29)

Weighted average shares outstanding—basic			53,901

Year Ended December 31, 2013	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(34,494)	$(0.63)
Acquisition related items	4,964	3,078	0.06
Amortization of intangibles	3,832	2,376	0.04
Non-cash interest expense on convertible notes	18,863	11,695	0.22
Non-GAAP net loss	$27,659	$(17,345)	$(0.31)

Weighted average shares outstanding—basic			54,341

(1) Effective tax rate of 38% applied to non-GAAP adjustments

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE
(in thousands, except per share data)
(unaudited)

	Q1 2014
	Guidance Range
	From	To
GAAP net loss per share - basic	$(0.20)	$(0.21)
Acquisition-related items	0.01	0.01
Amortization of intangibles	0.02	0.02
Non-cash interest expense	0.06	0.06
Non-GAAP net loss per share - basic	$(0.11)	$(0.12)
Weighted average shares outstanding - basic	51,102	51,102

	2014
	Guidance Range
	From	To
GAAP net loss per share - basic	$(0.57)	$(0.60)
Acquisition-related items	0.06	0.06
Amortization of intangibles	0.09	0.09
Non-cash interest expense	0.26	0.26
Non-GAAP net loss per share - basic	$(0.16)	$(0.19)
Weighted average shares outstanding - basic	51,187	51,187

Note: Effective tax rate of 35% applied to non-GAAP adjustments.